CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Rutland Square Trust II of our reports dated July 10, 2020, relating to the financial statements and financial highlights, which appear in Strategic Advisers Value Fund’s and Strategic Advisers Core Fund’s Annual Reports on form N-CSR for the years ended May 31, 2020 and our report dated July 16, 2020, relating to the financial statements and financial highlights, which appears in Strategic Advisers Growth Fund’s Annual Report on form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Experts”, “Additional Information About the Funds” and “Representations and warranties of each acquired fund” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated July 30, 2020 for Strategic Advisers Value Fund, Strategic Advisers Core Fund and Strategic Advisers Growth Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
July 31, 2020